UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

February 6, 2018

(Date of earliest event reported)

CHEE CORP.

(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	0001696898 (Commission File Number)	32-0509577 (IRS employer identification no.)
Shandong Province, Haiyang City, Environmental protection district, Building15# unit3, room302, 265100, China (Address of principal executive offices, including zip code)		(318) 217-4394 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant's Certifying Accountant.

(a)    Dismissal of Independent Registered Public Accounting Firm.

On January 31 2018, Chee Corp. (the “Company”) was notified that AMС Auditing, LLC (“AMC”) has resigned as the Company’s independent registered public accounting firm.

The AMC report on the Company’s financial statements for the fiscal year ended January 31, 2017 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there is substantial doubt about our ability to continue as a going concern.

During the Company’s most recent fiscal year and during any subsequent interim period through and including January 31, 2018(i) there were no disagreements with AMC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to AMC’s satisfaction, would have caused AMC to make reference to the subject matter of such disagreements in its reports on our consolidated financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided AMC with a copy of the foregoing disclosures and requested that AMC furnish a letter to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 (d) Exhibit Index

Exhibit No. 16.1  Financial Statements and Exhibits

Description   Letter dated February 6, 2018 from AMC Auditing, LLC

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEE CORP.

Date: February 6, 2018

/s/ Jiang Da Wei

Jiang Da Wei

President